Exhibit 99.1

New Era in Diversity Recruitment: Professional Diversity Network, Inc. Rebrands Job Board Operation as TalentAlly

Chicago, August 26, 2024 (Globe Newswire) – Professional Diversity Network, Inc. (NASDAQ: IPDN) (“PDN” or the “Company”), a leader in developing and operating online and in-person networks that offer access to networking, training, educational, and employment opportunities for diverse individuals, is pleased to announce the rebranding of its job board operations to TalentAlly. TalentAlly, LLC will now operate as a standalone subsidiary of Professional Diversity Network, Inc.

Despite challenges in the recruitment market, PDN's job board service revenue increased by 3.2% in the first half of this year compared to last year. Consequently, the Company has decided to intensify its focus on its job board recruitment business, intending to significantly advance its commitment to diversity recruitment and inclusive hiring practices.

For over two decades, PDN has supported the recruiting strategies of Fortune 500 companies and other organizations across various industries. As the landscape of diversity in the workplace continues to evolve, it became imperative to reflect upon its branding as an advocate of DEI. The name TalentAlly acknowledges all aspects of interlacing identities, recognizes the organization’s responsibility as an ally to talent, and aligns with PDN’s continued mission to create a fair and inclusive job market by bridging the gap between job seekers from diverse backgrounds and employers who champion DEI.

This strategic rebranding enables the company to connect with, market to, and expand its network of job seekers from diverse backgrounds. TalentAlly will continue to empower individuals to grow their careers with the support of its diverse network of partners and inclusive employers, career fairs, networking opportunities, mentorship programs, and more. Furthermore, with the launch of TalentAlly, the company will focus on career development and strategic recruitment by offering a continually updated library of resources for job seekers and recruiters. As job seeker quantity and quality increase, the company anticipates an increase in employers’ recruiting from its network.

“With TalentAlly, we’re embracing a broader vision. Our new corporation structure and rebranding of our recruitment service reflect our role as a dedicated ally to all talented individuals, acknowledging the richness of their identities and experiences. This strategic shift positions us to more effectively engage with and support both job seekers and employers, thereby advancing our efforts to foster equitable and inclusive job markets.” Said Adam He, CEO of the Company.

About TalentAlly, LLC

TalentAlly is a developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to recruit diverse employees. Our mission is to bridge the gap between diverse individuals and inclusive companies by providing a platform that empowers job seekers in their pursuit of fulfilling careers. We envision a world where individuals from minority groups have equal opportunities to thrive in workplaces that champion diversity, equity, and inclusion.

For more information about TalentAlly, please visitwww.talentally.com.

Professional Diversity Network, Inc. (IPDN)

TalentAlly is a business unit operated by Professional Diversity Network, Inc., along with two others – NAPW and RemoteMore.

For more information about Professional Diversity Network, Inc., please visit www.ipdn.com.

Forward-Looking Statements

This press release contains information about IPDN's view of its future expectations, plans, and prospects that constitute forward-looking statements. These forward-looking statements are made under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts in this announcement are forward-looking statements, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements regarding the future benefits of the investment described in this release, including the development of new revenue streams or the availability of distributions on any securities; any statements relating to the future reinstatement of the license described in this release by the applicable regulatory authorities; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, and global economic activity in general. IPDN may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about PDN’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, whether known or unknown, and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “will make,” “will be,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “endeavor to,” “is/are likely to,” or other similar expressions. Further information regarding these and other risks is included in our annual report and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date of this press release, and PDN undertakes no obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact for IPDN:

Professional Diversity Network, Inc.
Tel: (312) 614-0950
Email: investors@ipdn.com